UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  July 25, 2012

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 25, 2012, WPCS International Incorporated (“WPCS”) and two of its subsidiaries, WPCS International – Hartford, Inc. (“WPCS Hartford”) and WPCS International – Lakewood, Inc. (“WPCS Lakewood”), entered into an asset purchase agreement (the “Purchase Agreement”), pursuant to which WPCS Hartford and WPCS Lakewood sold substantially all of their assets to New England Communications Systems Corp. and Quality Communications Inc., two newly-created subsidiaries of Kavveri Telecom Products Limited (“Kavveri”), for a purchase price of $5.5 million in cash, subject to adjustment, and the assumption of various liabilities of WPCS Hartford and WPCS Lakewood.  WPCS received $4,900,000 at closing and the remaining $600,000 of the purchase price is to be placed into escrow pursuant to the Purchase Agreement.

The parties agreed to place $350,000 of the purchase price into escrow pending assignment of certain contracts post-closing, with WPCS earning those funds upon successful assignment of the contracts.  The remaining $250,000 is to be escrowed for purposes of satisfying certain adjustments to the purchase price based on a final net asset valuation to be completed after closing as well as repurchase obligations of certain delinquent accounts receivable.  No later than three days after the final determination of the net asset balance sheet valuation, the purchasers are required to deposit the $600,000 into escrow.  The purchasers have 40 days from closing to provide WPCS with their net asset balance sheet valuation as of the closing date, and WPCS has 30 days to review and approve or disagree with such calculations.  If the parties disagree, they have 20 days to resolve any differences, and if they are unable to come to an agreement, the matter will then be submitted to one or more independent, nationally-recognized accounting firms for final determination. WPCS used the proceeds from this sale to pay down the outstanding credit agreement with Sovereign Bank N.A.  A copy of the complete Purchase Agreement, which contains all of the terms, conditions and covenants, is filed herewith as an exhibit.

ITEM 7.01                      Regulation FD Disclosure.

On July 26, 2012, the Company issued a press release relating to the sale of the assets of WPCS Hartford and WPCS Lakewood, as discussed in Items 1.01 and 2.01 above, as well as announced earnings guidance for the fiscal year ending April 30, 2013. A copy of the press release that discusses these matters is filed as Exhibit 99.01 to, and incorporated by reference in, this report.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01, is furnished pursuant to, and shall not be deemed to be "filed" for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.  By filing this Current Report on Form 8-K and furnishing the information contained in this Item 7.01, including Exhibit 99.01, the Company makes no admission as to the materiality of any such information that it is furnishing.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.01
Asset Purchase Agreement, dated as of July 25, 2012, by and among WPCS International Incorporated, WPCS International – Hartford, Inc., WPCS International – Lakewood, Inc., New England Communication Systems Corp. and Quality Communications Systems Inc.

10.02
Escrow Agreement, dated as of July 25, 2012, by and among WPCS International Incorporated, WPCS International – Hartford, Inc., WPCS International – Lakewood, Inc., New England Communication Systems Corp., Quality Communications Systems Inc. and Sichenzia Ross Friedman Ference LLP

99.01	Press Release, issued by WPCS International Incorporated on July 26, 2012.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: July 26, 2012	By:	/s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer

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